Exhibit 99.1

Equinix Agrees to Form Greater Than $15B JV to Expand Hyperscale Data Centers in the U.S. and Support Growing AI and Cloud Innovation

CPP Investments to Join GIC in New JV Supporting Expanding xScale® Program

REDWOOD CITY, Calif. – October 1, 2024 –– Equinix, Inc. (Nasdaq: EQIX), the world’s digital infrastructure company®, today announced the signing of a joint venture (JV) agreement, subject to closing conditions, in the form of a limited liability partnership with GIC and Canada Pension Plan Investment Board (CPP Investments), with the intent to raise over US$15 billion in capital together with its partners. Driven by increasing artificial intelligence (AI) and cloud growth, the JV is intended to accelerate the Equinix xScale data center portfolio, which enables hyperscale companies to add core deployments to their existing access point footprints at Equinix International Business Exchange™ (IBX®) data centers. At full buildout, this new JV will nearly triple the investment capital of the Equinix xScale program.

With the capital raised through the JV, Equinix expects the JV to purchase land to build new state-of-the-art xScale facilities on multiple greater-than-100-megawatt (MW) campuses in the U.S., eventually adding more than 1.5 gigawatts of new capacity for hyperscale customers.

Highlights / Key Facts:

•	Equinix has a longstanding relationship with GIC, having previously partnered on xScale projects in Asia, the Americas and Europe (see links below for details on other joint ventures). This agreement represents the first JV between Equinix and CPP Investments, which manages the assets of the Canada Pension Plan for more than 22 million contributors and beneficiaries.

•	Under the terms of the agreement, CPP Investments and GIC will each control a 37.5% equity interest in the joint venture, and Equinix will own a 25% equity interest. Each party has made equity commitments, and the joint venture also expects to take on debt to raise the total pool of investable capital to more than US$15 billion over time.

•	Equinix's existing hyperscale joint venture portfolio in Europe, Asia-Pacific and the Americas has a committed investment of over US$8 billion, which is expected to result in greater than 725 MW of power capacity across more than 35 facilities at full buildout.

•	Platform Equinix® features nearly 40% of the private on-ramps to the top global cloud service providers, which is more than any other provider. As hyperscale companies scale their operations at Equinix, the ecosystem of over 10,000 enterprises and other companies currently operating at Equinix can benefit from increased opportunities to directly connect and operate in proximity to the largest global cloud operators.

•	xScale data centers serve the unique core workload deployment needs of the world's largest cloud service providers, including hyperscalers, which are key players in the AI ecosystem. These companies can add core deployments to their existing access point footprints at Equinix IBX data centers, enabling their growth on a single platform that can immediately span 72 global metros and offer direct interconnection to an ecosystem of more than 10,000 customers.

•	Equinix is committed to delivering sustainable digital infrastructure and engaging our suppliers and partners in supply chain responsibility. Equinix has continued to make advancements in the way it designs, builds and operates its data centers with high energy-efficiency standards, and all xScale data centers will be LEED certified (or certified in the regional equivalent).

•	The closing of the joint venture is subject to the receipt of required regulatory approvals, which are expected to be received in the fourth quarter of 2024.

•	Morgan Stanley & Co. LLC served as exclusive financial advisor to Equinix in connection with this transaction.

Quotes

•	Adaire Fox-Martin, CEO and President, Equinix

“As the world’s leading companies build out their infrastructure to support key workloads such as artificial intelligence, they require the combination of large-scale data center footprints optimized for AI training and interconnection nodes for the most efficient inferencing. Our xScale and IBX offerings are uniquely positioned to address this business need, enabling companies to realize the powerful potential of AI.”

•	Goh Chin Kiong, Chief Investment Officer, Real Estate at GIC

“We are proud to expand our years-long partnership with Equinix, addressing a massive and growing demand for digital infrastructure, driven by the rapid advancement of technology, including AI. GIC’s capital and scale, paired with Equinix’s operational expertise, has driven meaningful value across our investments together. Through this joint venture, we look forward to providing the funding needed to develop state-of-the-art digital infrastructure across the U.S. alongside our likeminded partner, CPP Investments.”

•	Max Biagosch, Senior Managing Director, Global Head of Real Assets & Head of Europe for CPP Investments

“CPP Investments has invested in data centers for several years and we have developed strong expertise in this space. This investment will help meet the increasing demand for data centers driven by rapid technological advancements and marks a significant step forward in our broader data center strategy. We are pleased to partner with Equinix and GIC to deliver strong long-term risk-adjusted returns for the CPP Fund.”

Additional Resources

•	Equinix and PGIM Real Estate Enter Into $600 Million JV for First xScale® Data Center in the U.S. [press release: April 2024]
•	Equinix and GIC to Invest US$525 Million to Build Hyperscale Data Centers in Korea [press release: January 2022]
•	Equinix and GIC to Add $3.9B to Expand xScale Data Center Program [press release: June 2021]
•	Hyperscalers Expand Beyond Core Locations for Proximity and Speed [Equinix Blog: January 2023]
•	Equinix Climate Commitments and Greenhouse Gas Emissions [Equinix website]

About Equinix

Equinix (Nasdaq: EQIX) is the world’s digital infrastructure company®. Digital leaders harness Equinix’s trusted platform to bring together and interconnect foundational infrastructure at software speed. Equinix enables organizations to access all the right places, partners and possibilities to scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value, while supporting their sustainability goals.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to Equinix and the joint venture partners' ability to complete the closing of the joint venture on the proposed terms and schedule, including obtaining regulatory approval; any inability of Equinix, the partners or the joint venture to obtain financing as needed; risks related to whether the data centers that will be developed will be integrated successfully, and whether such development may be more difficult, time-consuming or costly than expected; risks that the expected benefits of the joint venture will not occur; the challenges of operating and managing data centers and developing, deploying and delivering Equinix products and solutions; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; competition from existing and new competitors; the loss or decline in business from key hyperscale companies; disruption from the joint venture making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; risks to our business and operating results related to the current inflationary environment; foreign currency exchange rate fluctuations; stock price fluctuations; increased costs to procure power and the general volatility in the global energy market; risks related to our taxation as a REIT; and risks related to regulatory inquiries or litigation and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix Media Relations	Equinix Investor Relations
press@equinix.com	invest@equinix.com

GIC
Katy Conrad

KatyConrad@gic.com.sg

CPP Investments

Frank Switzer

fswitzer@cppib.com

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